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                                                                   EXHIBIT 10.14


                              ASIA GLOBAL CROSSING
                            2000 STOCK INCENTIVE PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the Plan is to aid the Company, its Parent, Subsidiaries and Affiliates in recruiting and retaining key individuals of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company, its Parent, Subsidiaries and Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key individuals will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.       DEFINITIONS

         The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

         (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

         (b) Affiliate: With respect to the Company, any company directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board of Directors of the Company in which the Company has an interest.

         (c) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

         (d) Beneficial Owner: A "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

         (e)      Board: The Board of Directors of the Company.

         (f) Board Change: Within the twenty-four consecutive month period following the occurrence of any of the events set forth in
                  Section 2(v)(i), individuals who immediately prior to the occurrence of any of such events constitute the Board cease for any reason to constitute at least a majority thereof (other than in the event of a director's death or Disability).

         (g) Cause: In the event that a Participant is a party to an employment agreement with the Company, the Parent, a Subsidiary or an Affiliate at the date an Award is granted, "Cause" shall have the same meaning ascribed to such term in such employment agreement. In the event that a Participant is not party to any such employment agreement or there is no such definition, "Cause" shall be defined as follows:


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                  (i)      a Participant's continued failure substantially to
                           perform the Participant's duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Participant of such failure; or

                  (ii) dishonesty in the performance of, or willful malfeasance or willful misconduct in connection with, a Participant's duties; or

                  (iii)    an act or acts on a Participant's part constituting
                           (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude; or

                  (iv) any act or omission of a Participant which is materially injurious to the financial condition or business reputation of Parent, the Company or any of its Subsidiaries or Affiliates; or

                  (v) a Participant's breach of any restrictive covenants contained in any agreement with the Company or any of its Subsidiaries or Affiliates to which Participant is a party.

         (h) Change in Control: The occurrence of any of the following events:

                  (i) any Person, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company, (a) representing a greater percentage of the combined voting power of the Company's then-outstanding securities than the percentage of the combined voting power of the Company's then-outstanding securities held by Parent and its Affiliates and (b) representing 30% or more of the combined voting power of the Company's then-outstanding securities; or

                  (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(h)(i), (iii) or
                           (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person, other than Parent and its Affiliates, who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power


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                           of the Company's securities) whose election by the
                           Board or nomination for election by the Company's shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                  (iii) the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (iv) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company or sale of its assets to an Affiliate into a wholly-owned subsidiary.

         (i) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

         (j) Committee: The Compensation Committee of the Board, or, if applicable, the subcommittee to which such Committee delegates its duties and powers.

         (k)      Company: Asia Global Crossing Ltd.

         (l) Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(f)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

         (m) Effective Date: The date on which the registration statement for the Company's initial Public Offering is declared effective by the Securities and Exchange Commission.

         (n) Employer: The Company, the Parent, a Subsidiary or an Affiliate, as applicable, which employs any given Participant.

         (o) Fair Market Value: on a given date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape


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                  exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the per Share closing bid price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith; provided, however, that for Awards granted to become effective on the date of the Company's initial Public Offering, Fair Market Value shall be equal to the initial Public Offering price. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

         (p) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

         (q)      LSAR: A limited stock appreciation right granted pursuant to
                  Section 7(d) of the Plan.

         (r) Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

         (s) Option: A stock option granted pursuant to Section 6 of the Plan.

         (t) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

         (u)      Parent: Global Crossing Ltd.

         (v) Parent Triggering Event: With respect to all Participants, the occurrence of the events described in Sections 2(v)(i) and 2(v)(ii)(x), and with respect to any individual Participant, the occurrence of the events described in Sections 2(v)(i) and 2(v)(ii)(y):

                  (i)      The occurrence of any of the following events:

                           (A) any Person (other than a Person holding
                  securities representing 10% or more of the combined voting power of Parent's outstanding securities as of the Effective Date, Parent, any trustee or other fiduciary holding securities under an employee benefit plan of Parent, or any company owned, directly or indirectly, by the shareholders of Parent in substantially the same proportions as their ownership of stock of Parent), becomes the Beneficial Owner, directly or indirectly, of securities of Parent representing 30% or more of the combined voting power of Parent's then-outstanding securities; or


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                           (B) during any period of twenty-four months (not
                  including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors of Parent, and any new director (other than (I) a director nominated by a Person who has entered into an agreement with Parent to effect a transaction described in
                  Section 2(v)(i)(A), (C) or (D) of the Plan, (II) a director nominated by any Person (including Parent) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Parent Triggering Event or (III) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of Parent representing 10% or more of the combined voting power of Parent's securities) whose election by the Board of Directors of Parent or nomination for election by Parent's shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                           (C) the shareholders of Parent approve any
                  transaction or series of transactions under which Parent is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of Parent immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of Parent or such surviving entity outstanding immediately after such merger or consolidation; or

                           (D) the shareholders of Parent approve a plan of
                  complete liquidation of Parent or an agreement for the sale or disposition by Parent of all or substantially all of Parent's assets, other than a liquidation of Parent or sale of its assets to an Affiliate into a wholly-owned subsidiary (including the Company); and

                  (ii) The earlier to occur of (x) a Board Change or (y) within the 24-month period immediately following the occurrence of any event described in Section 2(v)(i), the Participant's employment is terminated without Cause by such Participant's Employer.

         (w) Participant: An employee or director of the Company, its Parent, Subsidiary or Affiliate, or an individual who is not such an employee or director but who otherwise performs services for the Company, its Parent, Subsidiary or Affiliate, and in any case, who is selected by the Committee to participate in the Plan.

         (x) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.


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         (y)      Person: A "person", as such term is used for purposes of
                  Section 13(d) or 14(d) of the Act (or any successor section thereto).

         (z)      Plan: The Asia Global Crossing 2000 Stock Incentive Plan.

         (aa) Public Offering: A sale of shares of the Company's common stock to the public pursuant to a registration statement under the Securities Act of 1933, as amended, that has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-4 or Form S-8, or any other successor or other forms promulgated for similar purposes, or a registration statement in connection with an offering to employees of the Company and its Subsidiaries) that results in an active trading market in the Company's common stock; provided, that there shall be deemed to be an "active trading market" if the Company's common stock is listed or quoted on a national stock exchange or the NASDAQ National Market.

         (bb) Shares: Shares of the Class A Common Stock of the Company, par value $0.01 per Share.

         (cc) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

         (dd) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.       SHARES SUBJECT TO THE PLAN

         The total number of Shares which may be issued under the Plan is 15% of the total Shares outstanding as of the initial Public Offering of the Shares, which shall not exceed 83,193,768 Shares. Except in the case of Options granted in connection with the initial Public Offering, the maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be 5,000,000. The maximum number of Shares for which Other Stock-Based Awards may be granted over the life of the Plan shall be 5% of the total number of Shares that may be issued under the Plan. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4.       ADMINISTRATION

         The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). At its discretion, for so long as


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the Company remains a subsidiary of Parent, a subcommittee consisting solely of at least two individuals who are intended to qualify as "non-employee directors" and "outside directors" of Parent may discharge the duties and exercise the powers reserved for the Committee hereunder. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or
(b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5.       LIMITATIONS

         No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.       TERMS AND CONDITIONS OF OPTIONS

         Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

         (a) Option Price. The Option Price per Share shall be determined by the Committee.

         (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

         (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan,


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                  the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles); (iii) partly in cash and partly in such Shares; or (iv) through the delivery of irrevocable instruments to a broker to deliver promptly to the Company an amount equal to the aggregate Option price for the shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

         (d) ISOs. The Committee may grant to employees Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto), including, without limitation the requirement that the Option Price per Share subject to an ISO shall not be less than 100% of the Fair Market Value of the Shares on the date an ISO is granted.. No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless
                  (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and
                  (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

         (e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.       TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS


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         (a)      Grants. The Committee also may grant (i) a Stock Appreciation
                  Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this
                  Section 7 (or such additional limitations as may be included in an Award agreement).

         (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and
                  (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times
                  (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

         (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

         (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that


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                  payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

8.       OTHER STOCK-BASED AWARDS

         (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

         (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity;
                  (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more


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                  of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be (x) with respect to Performance-Based Awards that are granted in shares, 500,000 shares and (y) with respect to Performance-Based Awards that are not granted in shares, $20,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9.       ADJUSTMENTS UPON CERTAIN EVENTS

         Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

         (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transactions similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

         (b) Change in Control. Except as otherwise provided in an Award agreement or an employment, severance or change in control agreement, in the event of a Change in Control or a Parent Triggering Event, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

10.      NO RIGHT TO EMPLOYMENT OR AWARDS

         The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment or service or consulting relationship of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.      SUCCESSORS AND ASSIGNS

         The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.      NONTRANSFERABILITY AWARDS

         Unless otherwise determined by the Committee or as hereinafter provided, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. However, unless the Award agreement provides otherwise, a Participant may transfer his or her rights under a nonqualified Option agreement or a Stock Appreciation Right agreement, by assignment, satisfactory in form and substance to the Committee, to a trust or similar entity established solely for the benefit of the Participant's lineal descendants; provided, that such assignee must first agree to be bound by the same terms and conditions as the Participant with respect to such Option or Stock Appreciation Right; and provided, further, that the rights of such assignee shall not themselves be transferable.

13.      AMENDMENTS OR TERMINATION

         The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control.

14.      INTERNATIONAL PARTICIPANTS

         With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

15.      CHOICE OF LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws.

16.      EFFECTIVENESS OF THE PLAN

         The Plan shall be effective as of the Effective Date.